NEWS RELEASE

Contact:Alliance Data	Hbc

Ed Heffernan Analysts/Investors 972.348.5191 Ed.Heffernan@alliancedata.com	Hillary Marshall Hbc (416) 861-6315 Hillary.Marshall@hbc.com

Shelley Whiddon – Media 972.348.4310 Shelley.Whiddon@alliancedata.com

ALLIANCE DATA SIGNS RENEWAL AND CONTRACT EXPANSION WITH CANADA’S LARGEST DIVERSIFIED
GENERAL MERCHANDISE RETAILER HUDSON’S BAY COMPANY (Hbc)

Hbc Continues As Sponsor in Popular Canadian Loyalty Program; Now Also Becomes a Rewards Supplier

DALLAS, Texas (Aug. 31, 2006) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, announced that Hudson’s Bay Company has signed a renewal agreement as a national sponsor in Alliance Data’s Canadian AIR MILES® Reward Program. Additionally, through this agreement, Hbc will now become a rewards supplier in the AIR MILES Reward Program. A top-15 AIR MILES sponsor, Hbc operates more than 570 stores across every province in Canada under retail formats including department store (the Bay), mass merchandise (Zellers), specialty (Home Outfitters and Designer Depot) and discount (Fields). Hbc has been an AIR MILES Reward Program sponsor since 1998 and is Canada’s largest diversified general merchandise retailer.

The AIR MILES Reward Program is Canada’s premier coalition loyalty program, with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 800 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise and more.

The agreement also adds Hbc as a rewards supplier in the AIR MILES program. Beginning in September, Hbc gift cards will now be added to the AIR MILES Reward Program portfolio, which will allow AIR MILES collectors to redeem their reward miles for gift cards at select Hbc family of stores.

John Scullion, president of Alliance Data’s Loyalty and Marketing Services, said, “The contract renewal and expansion with Hbc demonstrates our growth-focused strategy for the AIR MILES Reward Program as we continue to expand existing sponsor relationships. Additionally, today’s announcement further illustrates our commitment to building long-standing strategic relationships with partners by demonstrating the recognized value of the AIR MILES Reward Program to both sponsors and consumers.”

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceData.com.

About Hudson’s Bay Company
Hudson’s Bay Company, established in 1670, is Canada’s largest department store retailer and oldest corporation. The Company provides Canadians with the widest selection of goods and services available through retail channels that include almost 500 stores led by the Bay, Zellers and Home Outfitters chains. Hudson’s Bay Company employs nearly 70,000 associates and has operations in every province in Canada.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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